                                                                    EXHIBIT 10.3



                             SIZZLER INTERNATIONAL

                      EXECUTIVE SUPPLEMENTAL BENEFIT PLAN


     (Effective May 1, 1985, and Including Amendments Through May 1, 1993)

                               TABLE OF CONTENTS

                                                                            Page
Purpose..................................................................     1

Article 1 - Definitions..................................................     2

Article 2 - Retirement Income Benefits...................................     6

Article 3 - Pre-Retirement Death Benefit.................................     8

Article 4 - Vesting of Benefits..........................................     9

Article 5 - Additional Provisions........................................    10

Article 6 - Funding of Benefits..........................................    12

Article 7 - Administration of the Plan...................................    13

Article 8 - Claims Procedure.............................................    16

Article 9 - Amendment, Termination or Suspension.........................    18

Article 10- Miscellaneous................................................    19

                                    PURPOSE

The purpose of this Plan is to provide a select group of management or highly compensated eligible employees of Sizzler International, Inc. (hereinafter referred to as the Employer) with supplemental retirement income and survivor benefits in addition to the benefits payable from the Employer qualified plans and Social Security. This instrument states the terms and conditions of the Sizzler International Executive Supplemental Benefit Plan (hereinafter referred to as the Plan), which was originally effective as of May 1, 1985 (hereinafter referred to as the Effective Date) and which is to be amended in its entirety as of May 1, 1992.

The Plan is intended to attract and retain as employees those executives covered under the Plan and to provide benefits which are unavailable under the Company qualified retirement plan because of limitations imposed by, or shortfalls resulting from, (a) Section 415 of the Internal Revenue Code, (b) Section 401
(a)(17) of the Internal Revenue Code, and (c) amounts deferred by eligible participants pursuant to provisions of any unfunded deferred compensation plan maintained by the Employer.

                                   ARTICLE 1

                                  DEFINITIONS

     The following words and phrases, set forth in alphabetical order, are used throughout the Plan. Whenever words or phrases have initial capital letters in the Plan, a special definition for those words or phrases is set forth below.

          (a) "Actuarial Equivalent" is determined by using a discount rate of 6% per year and a mortality assumption based upon the 1984 Uniform Pension Mortality Table.

          (b) "Basic Plan" means the profit sharing portion of the Sizzler International Employee Savings Plan, as amended from time to time, which is a defined contribution plan qualified under Section 401(a) of the Code.

          (c) "Beneficiary" means the person, persons or entity designated by the Executive to receive distribution of certain death benefits under the Plan in the event of the Executive's death.

          (d) "Board of Directors" means the Board of Directors of Sizzler International, Inc.

          (e) "Change in Control" shall for purposes of this Plan be deemed to have occurred if:

               (i) any person (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act") and as used in Sections 13(d) and 14(d) thereof), excluding the Corporation, any majority owned subsidiary of the Corporation (a "Subsidiary"), any employee benefit plan sponsored or maintained by the Corporation or any Subsidiary (including any trustee of such plan acting as trustee) and James A. Collins, Carol L. Collins, the Carol and James Collins Foundation, the Collins Family Trust dated May 6, 1969, Collins Irrevocable Trust No. 1 or any children or grandchildren of James A. Collins who received Common Shares of the Company in a distribution of or from such foundation or trusts, but including a "group" as defined in Section 13(d)(3) of the Exchange Act (a "Person"), becomes the beneficial owner of shares of the Corporation having at least 25% of the total number of votes that may be cast for the election of directors of the Corporation; provided, however, that if any Person becomes the beneficial owner of shares of the Corporation having at least 20% of the total number of votes that may be cast for the selection of directors of the Corporation such event shall be treated as a Change in Control if such treatment is determined by a majority of the members of the Board of Directors of the Corporation who were members of the Board immediately before such beneficial ownership was attained;

               (ii) the shareholders of the Corporation shall approve any merger or other business combination of the Corporation, sale of the Corporation's assets or combination of the foregoing transactions (a "Transaction") other than a Transaction involving only the Corporation and one or more of its Subsidiaries, or a Transaction immediately following which the shareholders of the Corporation immediately prior to the Transaction continue to have a majority of the voting power in the resulting entity; or

               (iii) within any 24 month period beginning on or after January 31, 1990, the persons who were directors of the Corporation immediately before the beginning of such period (the "Incumbent Directors") shall cease (for any reason other than death) to constitute at least a majority of the Board of Directors of any successor to the Corporation, provided that any director who was not a director as of January 31, 1990, shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors.

Notwithstanding the foregoing, no Change in Control shall be deemed to have occured for purposes of the Plan with respect to an Executive by reason of any actions or events in which such Executive participates in a capacity other than in his capacity as Executive (or as a director of the Corporation or a Subsidiary, where applicable).

          (f)  "Code" means the Internal Revenue Code of 1954, as amended.

          (g) "Committee" means the Administrative Committee acting under the Basic Plan.

          (h) "Covered Compensation" means the highest base salary and standard bonus percentage during the Employer's fiscal year, excluding any other cash bonus or form of remuneration.

          (i) "Disability Plan" means the insured long-term disability plan maintained by the Employer which covers the Participants in this Plan.

          (j) "Disabled" means unable to perform substantially all of the material duties of one's regular position because of bodily injury sustained or disease originating after the date of such person's designation as an Executive under this Plan. Notwithstanding the foregoing:

               (i) After an Executive has been Disabled as defined above for a continuous period of 24 months, he will cease to be considered Disabled unless he is unable to perform any occupation for which he is reasonably fitted by education, training or experience because of such bodily injury or sickness; and

               (ii) An Executive is not Disabled at any time that he is working for pay or profit at any occupation.

          (k) "Early Retirement Date" means the later of a Participant's 55th birthday or completion of 15 Years of Credited Service.

          (l) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          (m) "Executive" means a management or highly compensated employee of the Employer or any of its subsidiaries.

          (n) "Final Average Compensation" means an Executive's average Covered Compensation during the three fiscal years included in his last five fiscal years of employment in which such Covered Compensation is the hightest. If an Executive dies, his Covered Compensation during the fiscal year of his death shall be defined as the highest base salary he received in any month of such fiscal year multiplied by 12 plus the standard bonus in effect on the date of his death. If an Executive becomes disabled, his Final Average Compensation shall be computed in accordance with Article 5(d).

          (o) "Fiscal Year" means the 12 month period beginning May 1 and ending April 30.

          (p) "Good Cause" means the failure to substantially perform the duties of one's employment due to intentional and willful disregard or carelessness, or the commission of an intentional act evidencing a substantial disregard of the interest of the Employer or dishonesty.

          (q) "Joint and Survivor Annuity" means an annuity for the life of the Participant and, after his death, a reduced annuity ("survivor annuity") for the life of the Participant's surviving spouse, if any. The monthly payment under the survivor annuity shall be equal to 50% of the amount of the monthly payment made to the Participant during their joint lives if the spouse is not more than five years younger, or is older, than the Participant. If the spouse is more than five years younger than the Participant, the survivor annuity will be determined with reference to the actual age of the spouse and reduced to produce the Actuarial Equivalent of a 50% survivor annuity for a spouse who is five years younger than the Participant.

          (r) "Normal Retirement Date" means the first day of the month coinciding with or next following the later of a Participant's 65th birthday or completion of 15 Years of Credited Service.

          (s) "Participant" means an Executive who has been specifically designated by the Board of Directors as eligible to become a Participant in this Plan, such designation not having been revoked.

          (t)  "Pre-Retirement Death Benefit" means the benefit as described in
Article 3, payable to the Beneficiary of a Participant who dies prior to commencement of his Retirement Income Benefit.

          (u)  "Retirement Income Benefit" means the benefit described in
Article 2.

          (v) "Social Security Benefit" means, in the case of a Participant, the actual retirement benefit first received by a Participant under the Social Security Act if such benefit commences on or before age 65, or if not, the amount the Participant would have been entitled to at age 65. In the case of a surviving spouse, Social Security Benefit means the actual survivor's retirement benefit first received by the spouse under the Social Security Act based upon the Participant's earning record beginning on or before age 65, or if such benefits commence later, the amount the spouse would have been entitled to at age 65. No benefit hereunder shall be reduced on account of a Social Security Benefit until the earlier of the receipt of the first payment of such Social Security Benefit or the attainment of age 65 by the prospective recipient.

          (w) "Year of Credited Service" means a 12-consecutive month period commencing on a Participant's date of hire by the Employer or subsidiary and anniversaries thereof, during which the Participant is credited with at least the amount of service necessary under the Basic Plan to accrue an additional year's benefit thereunder. In making this determination, the provisions of
Article 5(c) relating to leaves of absence shall control over any contrary provisions in the Basic Plan, and service with any subsidiary shall be treated as service with the Employer.

                                   ARTICLE 2

                          RETIREMENT INCOME BENEFITS


          (a)  Normal Retirement
               -----------------

               A Participant who attains his Normal Retirement Date shall be entitled to a Retirement Income Benefit in the form of a Joint and Survivor Annuity commencing at Normal Retirement Date with payments for the joint lives of the Participant and his spouse equal to:

               (i)    65% of his Final Average Compensation;

               (ii) Reduced by the annual amount payable under the Joint and 50% Survivor Annuity that is the Actuarial Equivalent of the Participant's account balance derived from employer contributions under the Basic Plan (including earnings thereon) increased by the amount of any previous withdrawals or other distributions from such account prior to such date and the amount that would have been earned on such withdrawals or distributions had they remained in the Basic Plan; and

               (iii) Further reduced by 50% of the participant's Social Security Benefit.

          (b)  Early Retirement
               ----------------

                      A Participant who retires prior to his Normal Retirement Date, but after reaching his Early Retirement Date, shall be entitled to a Retirement Income Benefit payable in the form of a Joint and Survivor Annuity commencing on the first day of the month following his retirement with payments for the joint lives of the Participant and his spouse equal to:

               (i) The Retirement Income Benefit that the Participant would have received under Article 2(b) had his actual retirement date been his Normal Retirement Date;

               (ii) Reduced in accordance with the attached schedule of "Early Retirement Factors - Modified Rule of 82" if the sum of his age and Years of Credited Service is less than 82 and his Early Retirement Date is prior to May 1, 1993; or

               (iii) Reduced in accordance with the attached schedule of "Early Retirement Factors - Rule of 80" if the sum of his age and Years of Credited Service is less than 80 and his Early Retirement Date is on or after May 1, 1993.

          (c)  Change in Control
               -----------------

               (i) An Executive who terminates employment within three years after a Change in Control, but prior to his Normal Retirement Date, shall be 100% vested in and entitled to a Retirement Income Benefit in the form of a Joint and Survivor Annuity commencing on the first day of the month following termination of employment with payments for the joint lives of the Participant and his spouse equal to the Actuarial Equivalent of the Retirement Income Benefit that the Executive would have received under subsection (a) on his Normal Retirement Date.

               (ii) An Executive shall be 100% vested in all of his benefits if, after a Change in Control, the Plan is terminated or any Executive's designation as an Executive is revoked.

               (iii) The benefits in which an Executive becomes 100% vested under this subsection (c) shall be determined in accordance with the provisions of the Plan as in effect on the date of the Change in Control, regardless of subsequent amendments or termination of the Plan.

               (iv) This subsection (c) shall only apply to Executives who have at least 10 Years of Credited Service upon the Change in Control.

                                   ARTICLE 3

                         PRE-RETIREMENT DEATH BENEFIT

          (a) The Beneficiary of an Executive who dies while an Executive but before attaining his Early Retirement Date shall be entitled to receive a Pre-Retirement Death Benefit consisting of 15 annual amounts, each equal to 27% of the Executive's Final Average Compensation, commencing as soon as practicable after the Executive's death.

          (b) The Beneficiary of an Executive who dies on or after attaining his Early Retirement Date:

               (i)   While an Executive; or

               (ii) After termination of employment, but prior to commencement of his Retirement Income Benefit shall be entitled to receive a Pre-Retirement Death Benefit equal to the greater of the benefit specified in subsection 3(a) and the 50% survivor annuity payable assuming the Participant retired on the date of his death. The greater of the benefits shall be based upon the greater Actuarial Equivalent value.

                                   ARTICLE 4

                              VESTING OF BENEFITS


          (a)  General Rule
               ------------

               Except as otherwise provided in this Section, no benefit of any kind shall accrue or vest hereunder with respect to any Executive or Beneficiary until such benefit is in pay status.

          (b)  Early Retirement
               ----------------

               The Pre-Retirement Death Benefit and Retirement Income Benefit of an Executive who is eligible for a Retirement Income Benefit under Article 2(b) shall be 100% vested as of his Early Retirement Date.

          (c)  Change in Control
               -----------------

               The vesting of Executives in their benefits hereunder after a Change in Control shall be governed by Article 2(c).

                                   ARTICLE 5

                             ADDITIONAL PROVISIONS


               (a)  Benefit Agreement
                    -----------------

                    The Committee shall provide to each Executive within 60 days of the later of the date of execution of the Plan or the date the employee first became an Executive a form of benefit agreement, which shall set forth the Executive's acceptance of the benefits provided hereunder and his agreement to be bound by the terms of the Plan.

               (b)  Exclusion for Suicide or Self-Inflicted Injury
                    ----------------------------------------------

                    Notwithstanding any other provision of the Plan, no benefits shall be paid to any Executive, or spouse or Beneficiary in the event of the death of the Executive within two years of the later of the date he first became an Executive or the date he executed the benefit agreement referred to in subsection (a) as the result of suicide or self-inflicted injury.

               (c)  Leave of Absence
                    ----------------

                    An Executive who is on an approved leave of absence with salary, or on an approved leave of absence without salary for a period of not more than one year, shall be deemed to be an Executive employed by the Employer during such leave of absence. An Executive who is on an approved leave of absence without salary for a period in excess of one year shall be deemed to have voluntarily terminated his employment as of the end of such one year period.

               (d)  Disability
                    ----------

                    A Disabled Executive who is:

                    (i) Within the initial exclusion period under the Disability Plan and for that reason only is not receiving benefits thereunder, or

                    (ii)   Receiving benefits under the Disability Plan;

shall be deemed to be an Executive during such period, shall continue to be eligible for retirement benefits under Article 2 and shall continue to be credited with Years of Credited Service for such period regardless of the nonperformance of services for the Employer. However, such period of disability shall not be considered a period of employment, and for purposes of computing the Participant's Final Base Compensation, his Base Compensation received previously in the fiscal year in which he becomes Disabled shall be annualized.

               (e)  Termination for Good Cause
                    --------------------------

                    Notwithstanding any provision herein to the contrary, a Participant whose employment with the Employer is terminated for Good Cause shall not be eligible for any benefit hereunder.

               (f)  Monthly Payments
                    ----------------

                    Periodic payments hereunder shall be paid in equal monthly amounts.

               (g)  Alternative Forms of Benefit
                    ----------------------------

                    The Board of Directors in its sole discretion, but with the consent of the recipient, may elect to pay the Participant, spouse or Beneficiary an Actuarial equivalent lump sum or other form of benefit that it deems appropriate in lieu of the benefit form otherwise provided.

               (h)  Withholding
                    -----------

                    Benefit payments hereunder shall be subject to applicable federal, state or local withholding for taxes.

                                   ARTICLE 6

                              FUNDING OF BENEFITS


     The Plan shall be unfunded. All benefits payable under the Plan shall be paid from the Employer's general assets, and nothing contained in the Plan shall require the Employer to set aside or hold in trust any funds for the benefit of a Participant or his Beneficiary, who shall have the status of a general unsecured creditor with respect to the Employer's obligation to make payments under the Plan. Any funds of the Employer available to pay benefits under the Plan shall be subject to the claims of general creditors of the Employer and may be used for any purpose by the Employer.

                                   ARTICLE 7

                          ADMINISTRATION OF THE PLAN

               (a)  The Committee
                    -------------

                    The Committee shall administer the Plan and shall keep a written record of its actions and proceedings regarding the Plan and all dates, records and documents relating to its administration of the Plan.

                    The Committee is authorized to interpret the Plan, to make, amend and rescind such rules as it deems necessary for the proper administration of the Plan, to make all other determinations necessary or advisable for the administration of the Plan and to correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent that the Committee deems desirable to carry the Plan into effect. The powers and duties of the Committee shall include, without limitation, the following:

                    (i) Resolving all questions relating to the eligibility of Executives to become Participants;

                    (ii) Determining the amount of benefits payable to Participants or their Beneficiaries and authorizing and directing the Employer with respect to the payment of benefits under the Plan.

                    (iii) Construing and interpreting the Plan whenever necessary to carry out its intention and purpose and making and publishing such rules for the regulation of the Plan as are not inconsistent with the terms of Plan.

                    (iv) Compiling and maintaining all records it determines to be necessary, appropriate or convenient in connection with the administration of the Plan; and

                    (v) Engaging any administrative, actuarial, legal, medical, accounting, clerical, or other services it may deem appropriate to effectuate the Plan.

Any action taken or determination made by the Committee shall, except as otherwise provided in Article 9 below, be conclusive on all parties. No members of the Committee shall vote on any matter affecting such member. In determining whether an Executive is Disabled, the Committee may rely on the conclusions reached by any insurance carrier that has issued an insurance policy to the Employer covering the Executive.

               (b)  Expense of the Committee
                    ------------------------

                    The expense of the Committee properly and actually incurred in the performance of its duties under the Plan shall be paid by the Employer.

               (c)  Bonding and Compensation
                    ------------------------

                    The members of the Committee shall serve without bond, and without compensation for their services as Committee members except as the Employer may provide in its discretion.

               (d)  Information to be Submitted to the Committee
                    --------------------------------------------

               To enable the Committee to perform its functions, the Employer shall supply full and timely information to the Committee on all matters relating to Executives and Participants as the Committee may require, and shall maintain such other records as the Committee may determine are necessary in order to determine the benefits due or which may become due to Participants or their Beneficiaries under the Plan. The Committee may rely on such records as conclusive with respect to the matters set forth therein.

               (e)  Notices, Statements and Reports
                    -------------------------------

                    The Employer shall be the "administrator" of the Plan as defined in Section 3(16)(A) of ERISA for purposes of the reporting and disclosure requirements imposed by ERISA and the Code. The Committee shall assist the Employer, as requested, in complying with such reporting and disclosure requirements.

               (f)  Service of Process
                    ------------------

               The Committee may from time to time designate an agent of the plan for the service of legal process. The Committee shall cause such agent to be identified in materials it distributes or causes to be distributed when such identification is required under applicable law. In the absence of such a designation, the Employer shall be the agent of the Plan for the service of legal process.

               (g)  Insurance
                    ---------

               The Employer, in its discretion, may obtain, pay for and keep current a policy or policies of insurance, insuring the Committee members,the members of the Board of Directors and other employees to whom any responsibility with respect to the administration of the Plan has been delegated against any and all costs, expenses and liabilities (including attorneys' fees) incurred by such persons as a result of any act, or omission to act, in connection with the performance of their duties, responsibilities and obligations under the Plan and any applicable law.

               (h)  Indemnity
                    ---------

                    If the Employer does not obtain, pay for and keep current the type of insurance policy or policies referred to in subsection (g), or if such insurance is provided but any of the parties referred to in subsection (g) incur any costs or expenses which are not covered under such policies, then the Employer shall indemnify and hold harmless, to the extent permitted by law, such parties against any and all costs, expenses and liabilities (including attorneys' fees) incurred by such parties in performing their duties and responsibilities under this Plan, provided that such party were not guilty of wilful misconduct. In the event that such party is named as a defendant in a lawsuit or proceeding involving the Plan, the party shall be entitled to receive on a current basis the indemnity payments provided for in this subsection, provided however that if the final judgment entered in the lawsuit or proceeding holds that the party is guilty of wilful misconduct with respect to the Plan, the party shall be required to refund the indemnity payments that it has received.

                                   ARTICLE 8

                               CLAIMS PROCEDURE


               (a)  Filing Claim for Benefits
                    -------------------------

                    If a Participant or Beneficiary (hereinafter referred to as the "Applicant") does not receive the timely payment of the benefits which the Applicant believes are due under the Plan, the Applicant may make a claim for benefits in the manner hereinafter provided.

                    All claims for benefits under the Plan shall be made in writing and shall be signed by the Applicant. Claims shall be submitted to a representative designed by the Committee and hereinafter referred to as the "Claims Coordinator". The Claims Coordinator may, but need not, be a member of the Committee. If the Applicant does not furnish sufficient information with the claim for the Claims Coordinator to determine the validity of the claim, the Claims Coordinator shall indicate to the Applicant any additional information which is necessary for the Claims Coordinator to determine the validity of the claim.

                    Each claim hereunder shall be acted on and approved or disapproved by the Claims Coordinator within 90 days following the receipt by the Claims Coordinator of the information necessary to process the claim.

                    In the event the Claims Coordinator denies a claim for benefits in whole or in part, the Claims Coordinator shall notify the Applicant in writing of the denial of the claim and notify the Applicant of his right to a review of the Claims Coordinator's decision by the Committee. Such notice by the Claim Coordinator shall also set forth, in a manner calculated to be understood by the Applicant, the specific reason for such denial, the specific provisions of the Plan or Agreement on which the denial is based, a description of any additional material or information necessary to perfect the claim with an explanation of why such material or information is necessary, and an explanation of the Plan's appeals procedure as set forth in this Article.

                    If no action is taken by the Claims Coordinator on an Applicant's claim within 90 days after receipt by the Claims Coordinator, such claim shall be deemed to be denied for purposes of the following appeal procedure.

               (b)  Appeals Procedure
                    -----------------

                    Any Applicant whose claim for benefits is denied in whole or in part may appeal such denial to the Committee for a review of the decision by the Committee. Such appeal must be made within three months after the Applicant has received actual or constructive notice of the denial as provided above. An appeal must be submitted in writing within such period and must:

                    (i) Request a review by the Committee of the claim for benefits under the plan;

                    (ii) Set forth all of the grounds upon which the Applicant's request for review is based on and any facts in support thereof; and

                    (iii) Set forth any issues or comments which the Applicant deems pertinent to the appeal.

                    The Committee shall regularly review appeals by Applicants. The Committee shall act upon each appeal within 60 days after receipt thereof unless special circumstances require an extension of the time for processing, in which case a decision shall be rendered by the Committee as soon as possible but not later than 120 days after the appeal is received by the Committee.

                    The Committee shall make full and fair review of each appeal and any written materials submitted by the Applicant in connection therewith. The Committee may require the Applicant to submit such additional facts, documents or other evidence as the Committee in its discretion deems necessary or advisable in making its review. The Applicant shall be given the opportunity to review pertinent documents or materials upon submission of a written request to the Committee, provided the Committee finds the requested documents or materials are pertinent to the appeal.

                    On the basis of its review, the Committee shall make an independent determination of the Applicant's eligibility for benefits under the Plan. The decision of the Committee on any claim for benefits shall be final and conclusive upon all parties thereto.

                    In the event the Committee denies an appeal in whole or in part, the Committee shall give written notice of the decision to the Applicant, which notice shall set forth, in a manner calculated to be understood by the Applicant, the specific reasons for such denial and which shall make specific reference to the pertinent provisions of the Plan or Agreement on which the Committee's decision is based.

                                   ARTICLE 9

                     AMENDMENT, TERMINATION OR SUSPENSION


               (a) The Plan may be amended or terminated by the Board of Directors at any time. Such amendment or termination may modify or eliminate any benefit hereunder other than a benefit that is in pay status, or the vested portion of a benefit that is not in pay status.

               (b) If the Board of Directors determines that payments under the Plan would have a material adverse effect on the Employer's ability to carry on its business, the Board of Directors may suspend such payments temporarily for such time as in its sole discretion it deems advisable, but in no event for a period in excess of one year. The Employer shall pay such suspended payments immediately upon the expiration of the period of suspension.

               (c) The Plan is intended to provide benefits for "a select group of management or highly compensated employees" within the meaning of Sections 201, 301 and 401 of ERISA, and therefore to be exempt from the provisions of Parts 2, 3 and 4 of Title 1 of ERISA. Accordingly, the Plan shall terminate and, except for benefits in pay status (which, at the option of the Board of Directors, may be accelerated and the balance paid in a single, Actuarial Equivalent lump sum), no further benefits, vested or nonvested, shall be paid hereunder in the event it is determined by a court of competent jurisdiction or by an opinion of counsel that the Plan constitutes an employee pension benefit plan within the meaning of Section 3(2) of ERISA which is not so exempt. The preceding sentence shall be inoperative after a Change in Control has occurred.

                                  ARTICLE 10

                                 MISCELLANEOUS


               (a)  Participant Rights
                    ------------------

                    Nothing in the Plan shall confer upon a Participant the right to continue in the employ of the Employer or shall limit or restrict the right of the Employer to terminate the employment of a Participant at any time with or without cause.

               (b)  Alienation
                    ----------

                    Except as otherwise provided in the Plan, no right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge such right or benefit shall be void. No such right or benefit shall in any manner be liable for or subject to the debts, liability or torts of a Participant or Beneficiary.

               (c)  Partial Invalidity
                    ------------------

                    If any provision in the Plan is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue to be in full force and effect without being impaired or invalidated in any way.

               (d)  Choice of Law
                    -------------

                    The Plan shall be construed in accordance with ERISA and the laws of the State of California.

               (e)  Payment to Minors or Persons Under Legal Disability
                    ---------------------------------------------------

                    If any benefit becomes payable to a minor or to a person under a legal disability, payment of such benefit shall be made only to the conservator or the guardian of the estate of such intended recipient appointed by a court of competent jurisdiction or any other individual or institution maintaining or having custody of such intended recipient. A release by such conservator, guardian, individual or institution shall constitute a legal discharge of the Plan's obligation to the intended recipient.

               (f)  Gender, Tense and Headings
                    --------------------------

                    Whenever any words are used herein in the masculine gender, they shall be construed as though they were also used in feminine gender in all cases where they would so apply. Whenever any words used herein are in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply.

               Headings of Articles and subsections as used herein are inserted solely for convenience and reference and constitute no part of the Plan.

Executed at Los Angeles, California, on this 14th day of May 1993.

                                                  SIZZLER INTERNATIONAL, INC.


                                                  By [SIGNATURE ILLEGIBLE]
                                                     -------------------------

                             SIZZLER INTERNATIONAL
                      EXECUTIVE SUPPLEMENTAL BENEFIT PLAN
                           EARLY RETIREMENT FACTORS
                              MODIFIED RULE OF 82

  AGE LAST
  BIRTHDAY                                                    CREDITED YEARS OF SERVICE
- ------------    -----------------------------------------------------------------------------------------------------------------
                     15      16      17      18      19      20       21       22      23       24      25       26     27
                -----------------------------------------------------------------------------------------------------------------
    55              .50     .50     .50     .55     .60     .65      .70      .75     .80      .85     .90      .95    1.00
    56              .55     .55.    .55     .60     .65     .70      .75      .80     .85      .90     .95     1.00
    57              .60     .60     .60     .65     .70     .75      .80      .85     .90      .95    1.00
    58              .65     .65     .65     .70     .75     .80      .85      .90     .95     1.00
    59              .70     .70     .70     .75     .80     .85      .90      .95    1.00
    60              .75     .75     .75     .80     .85     .90      .95     1.00
    61              .80     .80     .80     .85     .90     .95     1.00
    62              .85     .85     .85     .90     .95    1.00
    63              .90     .90     .90     .95    1.00
    64              .95     .95     .95    1.00
    65             1.00    1.00    1.00

INTERPOLATE FOR FRACTIONAL AGES AND/OR YEARS OF SERVICE.

TO BE USED FOR BOTH MALE AND FEMALES.

                             SIZZLER INTERNATIONAL
                      EXECUTIVE SUPPLEMENTAL BENEFIT PLAN
                           EARLY RETIREMENT FACTORS
                                  RULE OF 80

  AGE LAST
  BIRTHDAY                                        CREDITED YEARS OF SERVICE
- ------------    ---------------------------------------------------------------------------------------------
                     15      16      17      18       19       20      21       22      23       24      25
                ---------------------------------------------------------------------------------------------
    55              .50     .55     .60     .65      .70      .75     .80      .85     .90      .95    1.00
    56              .55     .60     .65     .70      .75      .80     .85      .90     .95     1.00
    57              .60     .65     .70     .75      .80      .85     .90      .95    1.00
    58              .65     .70     .75     .80      .85      .90     .95     1.00
    59              .70     .75     .80     .85      .90      .95    1.00
    60              .75     .80     .85     .90      .95     1.00
    61              .80     .85     .90     .95     1.00
    62              .85     .90     .95    1.00
    63              .90     .95    1.00
    64              .95    1.00
    65             1.00

INTERPOLATE FOR FRACTIONAL AGES AND/OR YEARS OF SERVICE.

TO BE USED FOR BOTH MALE AND FEMALES.